PDC Energy Announces Proposed Common Stock Offering

DENVER, CO, November 17, 2010: PDC Energy (“PDC” or the “Company”) (NASDAQ:PETD) announced today the Company intends to offer, subject to market and other conditions, 3,000,000 shares of its common stock in an underwritten public offering.  In connection with the offering, PDC expects to grant the underwriters a 30-day option to purchase up to 450,000 additional shares of common stock to cover any over-allotments.

PDC intends to use the net proceeds from the offering, together with other proceeds, to fund an acquisition of additional assets in the Wolfberry Trend in the Permian Basin of West Texas, which is expected to close on or about November 19, 2010; its previously announced acquisitions of the 2004 and 2005 drilling partnerships; and other acquisitions and for general corporate purposes, including drilling capital expenditures associated with the development of the horizontal Niobrara oil play and in the Wolfberry oil trend and to fund refractures and recompletions on wells acquired from PDC’s drilling partnerships.  Pending such uses, PDC intends to apply the net proceeds from this offering and other proceeds to temporarily repay the entire outstanding amount under its credit facility, with the remaining balance being deposited in an interest bearing account and held as cash and cash equivalents until utilized as discussed above.

Wells Fargo Securities and BofA Merrill Lynch are acting as joint book-running managers for the common stock offering.

The offering is being made pursuant to an effective shelf registration statement filed by PDC with the Securities and Exchange Commission (“SEC”).  A copy of the preliminary prospectus supplement and related base prospectus for the offering may be obtained on the SEC’s website at http://www.sec.gov.  Alternatively, the underwriters will arrange to send you the preliminary prospectus supplement and related base prospectus if you request them by contacting Wells Fargo Securities, Attn: Equity Syndicate Department, 375 Park Avenue, New York, NY 10152, Email: cmclientsupport@wellsfargo.com, Telephone: 800-326-5897; or BofA Merrill Lynch, 4 World Financial Center, New York, New York 10080, Attn: Prospectus Department or email dg.prospectus_requests@baml.com.

About PDC Energy

PDC Energy is an independent energy company engaged in the development, production and marketing of natural gas and oil.  Its operations are focused in the Rocky Mountains with additional operations in the Appalachian and Permian Basins.  PDC is included in the S&P SmallCap 600 Index and the Russell 3000 Index of Companies.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of the securities referred to above.  An offering of any such securities will be made only by means of a prospectus supplement to the base prospectus contained in PDC’s shelf registration statement on Form S-3, as amended.  Any such prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Except for the historical information contained herein, the matters set forth in this press release, including statements with respect to the intended use of proceeds of this offering or PDC’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934.  The words “believe,” “expect,” “should,” “could,” “estimates,” and other similar expressions identify forward-looking statements.  It is important to note that actual results could differ materially from those projected in such forward-looking statements.  For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see PDC’s annual reports on Form 10-K and quarterly reports on Form 10-Q, filed with the SEC. PDC undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Contact:                 Marti J. Dowling
Manager Investor Relations
303-831-3926
ir@petd.com

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